Exhibit 10.16

CYXTERA TECHNOLOGIES, INC.

2021 OMNIBUS INCENTIVE PLAN

1. Purpose. The purposes of the Cyxtera Technologies, Inc. 2021 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”) are to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees and consultants of the Company or any other member of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s shareholders.

2. Definitions. The following definition shall be applicable throughout the Plan:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, is controlling, controlled by or under common control with such Person. For purposes of this definition, “control” of a Person (including the terms “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, the ability to exercise voting power, or by contract or otherwise.

“ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended, or any successor accounting standard.

“Award” means, individually or collectively, any Option, Restricted Stock Unit, Restricted Stock, Stock Appreciation Right, Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

“Award Agreement” means an agreement (which may be in written or electronic form) between the Company and a Participant evidencing the terms, conditions and restrictions of an individual Award.

“Beneficiary” means any Person or Persons (including, without limitation, the trustee or trustees of any testamentary or inter vivos trust), as designated from time to time in writing pursuant to Section 14(n) of the Plan, to whom any outstanding Award or Awards or the benefits or proceeds of any outstanding Award or Awards may be payable upon the death of the Participant.

“Beneficiary Designation” has the meaning given such term in Section 14(n) of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause,” as defined in any then-existing employment or service agreement between the Participant and any member of the Company Group or (ii) in the absence of such an employment or service agreement (or the absence of any definition of “Cause” contained therein), any of the following has occurred with respect to a Participant: (A) the Participant’s commission of, indictment for or entry of a plea of guilty or no contest to, a felony under the laws of the United States or any state thereof or any crime involving moral turpitude, fraud or dishonesty (or any similar crime in any jurisdiction outside of the United States); (B) the Participant’s gross negligence or willful misconduct in the performance of the Participant’s duties or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties or to follow any lawful direction; (C) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of any member of the Company Group or any material breach of any agreement between the Participant and any member of the Company Group, including, without limitation, a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement or the willful violation by the Participant of the policies or code of conduct of any member of the Company Group that could reasonably be expected to result in harm (financial, reputational or otherwise) to any member of the Company Group or any of its Affiliates; (D) any acts, omissions or statements by a Participant that could reasonably be expected to be materially detrimental or damaging to the reputation, operations, prospects or business relations of any member of the Company Group or any of its Affiliates; (E) the Participant’s fraud, material misappropriation, dishonesty, embezzlement or misuse of funds or property belonging to any member of the Company Group committed by the Participant against any member of the Company Group; or (F) impeding or failing to materially cooperate with any investigation by any member of the Company Group. Notwithstanding anything herein or in any Award Agreement to the contrary, any voluntary termination of the Participant’s employment or service in anticipation of a termination of the Participant’s employment or service by a member of the Company Group for Cause shall be deemed to be a termination by a member of the Company Group for Cause.

“Change in Control” shall be deemed to occur upon the first to occur of the following events after the Effective Date:

(i) Any Person is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) (on a fully-diluted basis) or more of either (A) the then-outstanding shares of Common Stock taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (i), the following acquisitions (whether by purchase, merger, consolidation, combination or similar transaction) shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company or any of its Subsidiaries or Affiliates, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or Affiliates, (IV) any acquisition by any corporation pursuant to a transaction that complies with subsections (iii)(A), (iii)(B) and (iii)(C); or (V) any acquisition in which holders of Shares immediately prior to the acquisition will hold at least fifty percent (50%) of the ownership of the common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, fifty percent (50%) of the voting power of the surviving corporation’s voting securities) immediately after the acquisition, which common stock (and, if applicable, voting securities) is to be held in substantially the same proportion as such holders’ ownership of Common Stock immediately before the acquisition; provided, however, that, notwithstanding the foregoing, for so long as BCEC-Cyxtera Technologies Holdings (Guernsey) L.P., a Guernsey limited partnership, Medina Capital Fund II- SIS Holdco, L.P., a Delaware limited partnership, and/or SIS Holdings LP, a Delaware limited partnership (or any permitted transferee or successor of any of the foregoing), individually or in the aggregate, beneficially own(s) forty percent (40%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, in each case, determined as of the date of and immediately following the Closing, each of the foregoing references to fifty percent (50%) above shall be replaced with sixty-six and two-thirds percent (66 2/3%); or

(ii) Consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

Notwithstanding the foregoing, a transaction or event will not be a Change in Control if (x) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before the transaction; or (y) it results solely from a change in ownership of an existing shareholder of the Company. Further, notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i) or (ii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction or event also constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

“Closing” means the “Closing” as defined in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in the Plan or any Award Agreement to any section of (or rule promulgated thereunder) the Code shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.

“Common Stock” means the Class A Common Stock, $0.0001 par value per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

“Company” means Cyxtera Technologies, Inc., a Delaware corporation, and any successor thereto.

“Company Group” means, collectively, the Company and its Subsidiaries.

“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

“Detrimental Activity” means any of the following: (i) the unauthorized disclosure of any confidential or proprietary information of any member of the Company Group that could reasonably be expected to cause harm to any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with any member of the Company Group for Cause, subject to any procedures (including any notice periods and cure opportunities) for determining Cause as set forth in any then-existing employment or service agreement between the Participant and any member of the Company Group; (iii) the breach of any material non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants with any member of the Company Group; (iv) fraud; or (v) any intentional conduct, act or omission knowingly contributing to any financial restatements or irregularities, in the case of each of clauses (i)-(v), as determined by the Committee in its sole discretion.

“Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability,” as defined in any then-existing employment or service agreement between the Participant and any member of the Company Group or (ii) in the absence of such an employment or service agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of any member of the Company Group, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee (or its designee) in its sole discretion.

“Effective Date” means the “Closing Date” as defined in the Merger Agreement.

“Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

“Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of any member of the Company Group; or (iii) consultant of any member of the Company Group; provided, that, such person must be eligible to be offered securities registrable on Form S-8 under the Securities Act or covered by the registration exemption of Rule 701, or pursuant to such other exemption from registration under the Securities Act and state securities laws as the Committee may determine.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. References in the Plan or any Award Agreement to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Exercise Price” means the price per Share at which the holder of an Option may purchase an underlying Share on exercise of the Option, determined by the Committee and as set forth in the Award Agreement.

“Fair Market Value” of a share of Common Stock as of a particular date shall mean the fair market value as determined by the Committee in its sole discretion in a manner intended to satisfy the principles of Section 409A of the Code or Section 422 of the Code, to the extent applicable; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sales price of the Common Stock reported on such date (or, if no shares of Common Stock were traded on such date, on the last preceding date on which there was a sale of a share of Common Stock on such exchange), or (ii) if the Common Stock is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such Share in such over-the-counter market for the last preceding date on which there was a sale of such Share in such market (or, if none, for the last preceding date on which there was a sale of such Share in such market).

“Good Reason” shall have the meaning ascribed to such term in any then-existing employment or service agreement between the Participant and any member of the Company Group and shall include the process contained therein for such termination or, in the absence of such an employment or service agreement (or the absence of any definition of “Good Reason” contained therein), Good Reason shall not apply unless otherwise determined by the Committee and set forth in the applicable Award Agreement.

“Grant Price” means the base value per Share of a Stock Appreciation Right, as determined by the Committee and as set forth in the Award Agreement.

“Immediate Family Members” has the meaning given such term in Section 14(e)(ii) of the Plan.

“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 21, 2021, by and among Starboard Value Acquisition Corp., a Delaware corporation, Mundo Merger Sub 1, Inc., a Delaware corporation, Mundo Merger Sub 2, LLC, a Delaware limited liability company, Cyxtera Technologies, Inc., a Delaware corporation, and Mundo Holdings, Inc., a Delaware corporation, as it may be amended and restated from time to time.

“Minimum Vesting Condition” means, with respect to any Award (other than any Substitute Award), that the vesting of (or lapsing of restrictions on) such Award does not occur earlier than the first anniversary of the Date of Grant, other than (i) in connection with a Change in Control or (ii) as a result of a Participant’s death or termination by any member of the Company Group due to Disability; provided, however, that such Minimum Vesting Condition will not be required on Awards (other than any Substitute Award) covering, in the aggregate, a number of Shares not to exceed five percent (5%) of the Share Reserve. The foregoing five percent (5%) limit shall be subject to adjustment in accordance with Section 12(a) of the Plan.

“Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares that is an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

“Option Period” has the meaning given such term in Section 6(a) of the Plan.

“Other Cash-Based Award” means an Award that is granted under Section 10 of the Plan and is denominated in cash.

“Other Stock-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, that is granted under Section 9 of the Plan and is (i) payable by delivery of Shares and/or (ii) measured by reference to the value of Shares.

“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 5 of the Plan.

“Permitted Transferee” has the meaning given such term in Section 14(e)(ii) of the Plan.

“Person” means a “person” as such term is used in Section 13(d) or 14(d) of the Exchange Act.

“Restricted Award” means an Award of Restricted Stock or Restricted Stock Units granted under Section 7 of the Plan.

“Restricted Stock” means a Share subject to certain specified restrictions, granted under Section 7 of the Plan.

“Restricted Stock Unit” means an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions, granted under Section 7 of the Plan.

“Restriction Period” means the period of time determined by the Committee during which a Restricted Award is subject to restrictions, including, without limitation, vesting conditions.

“Rule 701” means Rule 701 issued under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan or any Award Agreement to any section of (or rule promulgated thereunder) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Share” means a share of Common Stock.

“Share Reserve” has the meaning given such term in Section 4(b) of the Plan.

“Stock Appreciation Right” means the right under an Award to receive an amount equal to the difference between the Fair Market Value as of the date of exercise and the Grant Price, multiplied by the number of Shares for which the Award is exercised, all as determined under Section 8 of the Plan.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Substitute Awards” has the meaning given such term in Section 4(d) of the Plan.

“Surviving Entity” has the meaning given such term in Section 14(n) of the Plan.

3. Administration. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(a) Authority of Committee. Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) construe, interpret and administer the Plan, any Award Agreement and any Award and apply the provisions of the Plan, any Award Agreement or any Award; (ii) establish, amend, suspend or waive rules and regulations relating to the administration of the Plan, any Award Agreement or any Award and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan, any Award Agreement or any Award; (iii) authorize any Person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan, any Award Agreement or any Award; (iv) determine when Awards and what type(s) of Awards are to be granted under the Plan and grant such Awards; (v) determine the number of Shares or the amount of cash to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards or determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property or other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee; (vi) select the Eligible Persons to whom Awards will be granted; (vii) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, Shares, other securities, other Awards or other property, or terminated, cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, terminated, cancelled, forfeited, or suspended; (viii) determine and prescribe the terms, conditions and restrictions of each Award, including, without limitation, the Grant Price or Exercise Price, vesting, forfeiture, grant or sale provisions (including any applicable performance criteria); (ix) impose a holding period with respect to an Award or the Shares received in connection with an Award; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, or waive any conditions in respect of, Awards (notwithstanding the provisions in the Award or Award Agreement stating the time at which it may first be exercised or the time during which it will vest); (xi) correct any defect or supply any omission with respect to the Plan, any Award Agreement or an Award granted under the Plan; (xii) adopt any sub-plan; or (xiii) exercise discretion to make any and all other determinations or take any other action that it may determine to be necessary or desirable for administration of the Plan, any Award Agreement or any Award or to comply with any applicable law.

(b) Decisions Final. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, decisions or other actions made or taken under or with respect to the Plan, any Award Agreement or any Award, shall be within the sole and absolute discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or Beneficiary of any Award, and any stockholder of the Company.

(c) Delegation. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to persons who are subject to Section 16 of the Exchange Act.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or under applicable law, the Company will indemnify the members of the Committee against the reasonable expenses, including attorneys’ fees, actually incurred in connection with the defense of any action, suit or proceeding or in connection with any appeal thereof, to which the member of the Committee may be party by reason of any action taken or failure to act by such member under or in connection with the Plan, any Award Agreement or any Award granted under the Plan, and against all amounts paid by such member in settlement thereof (subject, however, to the Company’s approval of the settlement) or paid by the member of the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which (i) such indemnification would violate any law, (ii) it is adjudged that such member of the Committee did not act in good faith and in a manner that such member reasonably believed to be consistent with the proper execution of such member’s duties as a Committee member, or (iii) in the case of a criminal proceeding, such member had no reason to believe that the conduct complained of was lawful. Notwithstanding the foregoing, (x) it is a condition precedent to the Company’s obligations in this Section 3(d) that such member of the Committee notify the general counsel of the Company, in writing, within sixty (60) days of the earlier of receipt of a written threat of or institution of any such action, suit or proceeding, and (y) the Company shall have the right to assume the defense of any actual or threatened action, suit or proceeding covered under this Section 3(d), at its own expense.

(e) Board. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, administer the Plan, take any actions delegated to the Committee and/or grant Awards under the Plan and, in any such case, shall have all the authority granted to the Committee under the Plan.

4. Grant of Awards; Share Reserve.

(a) Grant of Awards. The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Other Cash-Based Awards to one or more Eligible Persons. All Awards granted under the Plan shall be subject to such terms, conditions and restrictions and shall vest, become exercisable or be settled, as applicable, in each case, in such manner and on such date or dates or upon such event or events, in each case, as determined by the Committee, subject to the Minimum Vesting Condition.

(b) Share Reserve. Subject to Sections 4(d) and 12(a) of the Plan, the Committee is authorized to issue under the Plan pursuant to Awards an aggregate of up to 13,278,299 Shares (the “Share Reserve”). Shares which are subject to Awards or portions of Awards which expired unexercised, are cancelled, terminated, or forfeited or settled in cash will not reduce the Share

Reserve and may again become available for issuance under the Plan. Shares used to pay the required Exercise Price, Grant Price or other purchase price or taxes relating to an Award, or that are used or withheld to satisfy tax withholding obligations of the Participant, notwithstanding anything herein to the contrary, shall not be available again for other Awards under the Plan. Shares issued under an Award may consist of authorized and unissued Shares, Shares held by the Company as treasury shares or Shares purchased on the open market, or any combination of the foregoing, and may be subject to restrictions deemed appropriate by the Committee. Notwithstanding the foregoing and, subject to Sections 4(d) and 12(a) of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 10,000,000 Shares.

(c) Director Compensation Limitation. Subject to Section 12(a) of the Plan, the maximum number of Shares subject to, or cash that may be earned pursuant to, Awards granted to a single Participant who is a non-employee member of the Board for a single fiscal year under this Plan, taken together with any cash fees paid during the fiscal year to the non-employee member of the Board, in respect of the non-employee member of the Board’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards denominated in Shares based on the grant date fair value of such Awards for financial reporting purposes).

(d) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall not be counted against the aggregate number of Shares available for Awards under the Plan, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, to the extent permitted by stock exchange requirements, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided, that, Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not directors, officers, employees and consultants of the Company or any other member of the Company Group prior to such acquisition or combination.

5. Eligibility. Participation in the Plan shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a duly authorized person designated by the Committee, that they have been selected to participate in the Plan. Awards under the Plan may be granted to any Eligible Person; provided, that, Incentive Stock Options may be granted only to employees of any member of the Company Group.

6. Options. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option will be in such form and will contain such terms, conditions and restrictions as the Committee deems appropriate. Each Option so granted shall be subject to the terms, conditions and restrictions set forth in this Section 6, and to such other terms, conditions and restrictions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or otherwise. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other Person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. In no event shall dividends, dividend equivalents or similar payments be payable with respect to Options.

(a) Term and Expiration. The term during which an Option is exercisable will be the period determined by the Committee as set forth in the applicable Award Agreement or otherwise (the “Option Period”); provided, that, (x) no Option may be exercisable later than ten (10) years after the Date of Grant, (y) in the case of an Incentive Stock Option granted to a Participant who, at the time of the Incentive Stock Option’s Date of Grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of any member of the Company Group, the term of the Incentive Stock Option will be five (5) years from the Date of Grant or such shorter term as may be provided in the Award Agreement, and (z) if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.

(b) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonqualified Stock Options. For purposes of this Section 6(b), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the applicable Date of Grant, and calculation will be performed in accordance with Section 422 of the Code.

(c) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the Exercise Price will be equal to or greater than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant. In addition, in the case of an Incentive Stock Option granted to an employee of any member of the Company Group who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of any member of the Company Group, the Exercise Price will equal or be greater than one hundred ten percent (110%) of the Fair Market Value per Share on the Date of Grant.

(d) Method of Exercise and Form of Payment. No Shares shall be issued pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (in a form and manner acceptable to the Company) in accordance with the terms of the Option and Award Agreement accompanied by payment of the aggregate Exercise Price. The aggregate Exercise Price will be paid (i) in cash, check, or cash equivalent or (ii) to the extent permitted by applicable law, in the Committee’s sole discretion and on such terms as the Committee approves: (1) by delivery (by actual delivery or by attestation) to the Company of previously acquired Shares, duly endorsed for transfer to the Company, with an aggregate Fair Market Value on the date of delivery equal to the aggregate Exercise Price due for the number of Shares being purchased; provided, that, such Shares are not subject to any pledge or other security interest and have been held and vested for at least six (6) months (or such other period of time as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (2) if the Shares are readily tradable on a national securities exchange, by a copy of irrevocable instructions directing a broker to sell Shares for which the Option is exercised and to remit to the Company the aggregate Exercise Price due for the number of Shares being purchased; (3) by a “net exercise” method whereby the Company withholds from the delivery of the number of Shares that otherwise would have been delivered by the Company on exercise of the Option the number of Shares having an aggregate Fair Market Value equal to the aggregate Exercise Price due on exercise; or (4) in any other form of legal consideration that may be acceptable to the Committee. Any fractional Shares shall be settled in cash. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

(e) Vesting. Subject to the Minimum Vesting Condition, Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee.

(f) Termination of Employment or Service; General. Except as otherwise provided by the Committee in an Award Agreement or otherwise, in the event that a Participant’s employment or service with any member of the Company Group terminates for any reason, other than as the result of the Participant’s death or a termination of the Participant’s employment or service by any member of the Company Group for Cause or due to the Participant’s Disability, the Participant may exercise the Participant’s Option within ninety (90) days of termination, or such other period of time as is specified in the Award Agreement (but in no event later than the expiration of the applicable Option Period) to the extent that the Option is vested on the date of termination. Except as otherwise provided by the Committee in an Award Agreement or otherwise, if, on the date of termination, the Participant is not vested as to the Participant’s entire Option, the unvested portion of the Option shall terminate and the Shares covered by the unvested portion of the Option will again become available for issuance under the Plan. If, after termination, the Participant does not exercise the vested portion of the Participant’s Option within the time specified in the Plan or by the Committee in an Award Agreement or otherwise, the Option will terminate, and the Shares covered by such Option will again become available for issuance under the Plan.

(g) Termination due to Disability or Death of Participant. Except as otherwise provided by the Committee in an Award Agreement or otherwise, in the event that a Participant’s employment or service with any member of the Company Group terminates as the result of the Participant’s death or the Participant’s employment or service is terminated by any member of the Company Group due to the Participant’s Disability, the Participant (or the Participant’s Beneficiary, as applicable) may exercise the Participant’s Option within twelve (12) months of termination, or such other period of time as is specified in the Award Agreement (but in no event later than the expiration of the applicable Option Period) to the extent the Option is vested on the date of termination. Except as otherwise provided by the Committee in an Award Agreement or otherwise, if, on the date of termination, the Participant is not vested as to the Participant’s entire Option, the unvested portion of the Option shall terminate and the Shares covered by the unvested portion of the Option will again become available for issuance under the Plan. If, after termination, the Participant (or the Participant’s Beneficiary, as applicable) does not exercise the vested portion of the Participant’s Option within the time specified in the Plan or by the Committee in an Award Agreement or otherwise, the Option will terminate, and the Shares covered by such Option will again become available for issuance under the Plan.

(h) Detrimental Activity or Termination for Cause. Except as otherwise provided by the Committee in an Award Agreement or otherwise, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable on the date on which a Participant engages in Detrimental Activity or the date of the Participant’s termination of employment or service by any member of the Company Group for Cause.

(i) Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

(j) No Repricing. Notwithstanding anything in the Plan to the contrary, except as otherwise permitted under Section 12(a) of the Plan, in no event will the Committee, without first obtaining approval by the shareholders of the Company, (i) decrease, whether through amendment or otherwise, the Exercise Price of an Option after the Date of Grant, (ii) accept for surrender to the Company any outstanding Option granted under the Plan as consideration for the grant of a new Option with a lower Exercise Price, other Award or a cash payment, in each case, that is greater than the intrinsic value (if any) of the surrendered Option, (iii) cancel any outstanding Option and replace it with a new Option with a lower Exercise Price, other Award or cash payment, in each case, that is greater than the intrinsic value (if any) of the cancelled Option, (iv) repurchase from Participants any outstanding Options that have an Exercise Price per Share higher than the then current Fair Market Value of a Share, or (v) take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

7. Restricted Awards. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Restricted Award will be in such form and will contain such terms, conditions and restrictions as the Committee deems appropriate. Each Restricted Award so granted shall be subject to the terms, conditions and restrictions set forth in this Section 7, and to such other terms, conditions and restrictions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or otherwise.

(a) Vesting/Settlement. Subject to the Minimum Vesting Condition, Restricted Awards shall vest and/or settle in such manner and on such date or dates or upon such event or events as determined by the Committee.

(b) Termination of Employment or Service. Except as otherwise provided by the Committee in an Award Agreement or otherwise, in the event that a Participant’s employment or service with any member of the Company Group terminates for any reason, other than upon a termination of employment or service by any member of the Company Group for Cause, and, if on the date of termination the Participant is not vested as to the Participant’s entire Restricted Stock and Restricted Stock Units, such unvested Restricted Stock and Restricted Stock Units will terminate and the Shares covered by the unvested portion of such Award will again become available for issuance under the Plan.

(c) Detrimental Activity or Termination for Cause. Except as otherwise provided by the Committee in an Award Agreement or otherwise, all outstanding Restricted Stock and Restricted Stock Units (whether or not vested) shall immediately terminate and be forfeited on the date on which a Participant engages in Detrimental Activity or the date of the Participant’s termination of employment or service by any member of the Company Group for Cause.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Restricted Stock. Upon the expiration of the Restricted Period with respect to any Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement or otherwise. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or the Beneficiary, without charge, the Share certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full Share). Dividends, if any, that may have been withheld by the Committee and attributable to the Restricted Stock shall be distributed (without interest) to the Participant in cash or in Shares having a Fair Market Value (on the date of distribution) (or a combination of cash and Shares) equal to the amount of such dividends, upon the vesting of the Restricted Stock (but in no event later than the seventy-fourth (74th) day thereafter) and, if such Restricted Stock is forfeited, the Participant shall have no right to such dividends. Notwithstanding anything herein to the contrary, in no event shall dividends be paid on shares of Restricted Stock prior to the vesting of such Restricted Stock.

(ii) Restricted Stock Units. Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or the Beneficiary, without charge, one Share (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that, the Committee may, in its sole discretion, elect to (x) pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Restricted Stock Units or (y) defer the delivery of Shares (or cash or part Shares and part cash, as the case may be) beyond the expiration of the Restricted Period to the extent set forth in the Award Agreement or required by law, provided such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld.

(e) Share Certificates and Book Entry; Escrow and Similar Agreement. Upon the grant of Restricted Stock, the Committee shall cause a Share certificate registered in the name of the Participant to be issued or shall cause Shares to be registered in the name of the Participant and held in book entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate Share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the terms and conditions set forth in the Plan and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder of the Company as to such Restricted Stock. To the extent Restricted Stock is forfeited, any Share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder of the Company with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a shareholder of the Company as to Restricted Stock Units and no Participant shall be entitled to receive dividend equivalents in respect of Restricted Stock Units unless specifically provided for in an Award Agreement and only to the extent such Restricted Stock Unit is vested.

(f) Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

(g) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Shares:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF CYXTERA TECHNOLOGIES, INC. 2021 OMNIBUS INCENTIVE PLAN, AS IT MAY BE AMENDED, AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN CYXTERA TECHNOLOGIES, INC. AND PARTICIPANT, AS IT MAY BE AMENDED. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CYXTERA TECHNOLOGIES, INC.

8. Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Stock Appreciation Right will be in such form and will contain such terms, conditions and restrictions as the Committee deems appropriate. Each Stock Appreciation Right so granted shall be subject to the terms, conditions and restrictions set forth in this Section 8, and to such other terms, conditions and restrictions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or otherwise. Any Option granted under the Plan may include tandem Stock Appreciation Rights. The Committee also may award Stock Appreciation Rights to Eligible Persons independent of any Option. In no event shall dividends, dividend equivalents or similar payments be payable with respect to Stock Appreciation Rights.

(a) Grant Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the Grant Price will be equal to or greater than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant. Notwithstanding the foregoing, a Stock Appreciation Right granted in tandem with (or in substitution for) an Option previously granted shall have a Grant Price equal to the Exercise Price of the corresponding Option.

(b) Vesting and Expiration. Subject to the Minimum Vesting Condition, Stock Appreciation Rights shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. A Stock Appreciation Right granted in tandem with an Option shall vest and become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A Stock Appreciation Right granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates or upon such event or events as determined by the Committee and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee.

(c) Exercise and Settlement. Stock Appreciation Rights that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (in a form and manner acceptable to the Company) in accordance with the terms of the Award, specifying the number of Stock Appreciation Rights to be exercised and the date on which such Stock Appreciation Rights were awarded. Stock Appreciation Rights may be granted at the same time as a related Option or, for Options that are Incentive Stock Options, at any time thereafter before exercise or expiration of such Option or without regard to an Option.

(d) Payment. Upon the exercise of a Stock Appreciation Right, the Company shall pay to the Participant an amount equal to the number of Shares subject to the Stock Appreciation Right that are being exercised multiplied by the excess of the Fair Market Value on the exercise date over the Grant Price, less an amount equal to any federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in Shares valued at Fair Market Value as determined on the date of exercise, or any combination thereof, as determined by the Committee. Any fractional Shares shall be settled in cash.

(e) No Repricing. Notwithstanding anything in the Plan to the contrary, except as otherwise permitted under Section 12(a) of the Plan, in no event will the Committee, without first obtaining approval by the shareholders of the Company, (i) decrease, whether through amendment or otherwise, the Grant Price of a Stock Appreciation Right after the Date of Grant, (ii) accept for surrender to the Company any outstanding Stock Appreciation Right granted under the Plan as consideration for the grant of a new Stock Appreciation Right with a lower Grant Price, other Award or a cash payment, in each case, that is greater than the intrinsic value (if any) of the surrendered Stock Appreciation Right, (iii) cancel any outstanding Stock Appreciation Right and replace it with a new Stock Appreciation Right with a lower Grant Price, other Award or cash payment, in each case, that is greater than the intrinsic value (if any) of the cancelled Stock Appreciation Right, (iv) repurchase from Participants any outstanding Stock Appreciation Rights that have a Grant Price per Share higher than the then current Fair Market Value of a Share, or (v) take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

9. Other Stock-Based Awards. The Committee may, either alone or in connection with the grant of other Awards, grant to Eligible Persons Other Stock-Based Awards not otherwise described in the Plan that are payable in, valued in whole or in part by reference to, or are otherwise based on Shares, including, but not limited to, dividend equivalent rights, as deemed by the Committee consistent with the purpose of the Plan. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Other Stock-Based Award so granted shall be subject to such terms, conditions and restrictions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or otherwise. Subject to the Minimum Vesting Condition and the other terms and conditions of the Plan, Other Stock-Based Awards shall vest and be delivered in such manner and on such date or dates or upon such event or events as determined by the Committee.

10. Other Cash-Based Awards. The Committee may, either alone or in connection with the grant of other Awards, grant to Eligible Persons Other Cash-Based Awards not otherwise described in the Plan that are denominated in cash, as deemed by the Committee consistent with the purpose of the Plan. Each Other Cash-Based Award granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Other Cash-Based Award so granted shall be subject to such terms, conditions and restrictions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or otherwise. Subject to the Minimum Vesting Condition, Other Cash-Based Awards shall vest and be delivered in such manner and on such date or dates or upon such event or events as determined by the Committee.

11. Securities Law Compliance. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, to the extent the Company, any of its Affiliates or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, settled or delivered, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12. Changes in Capital Structure and Similar Events; Change in Control.

(a) Notwithstanding any other provision in the Plan or any Award Agreement to the contrary, the following provisions shall apply to all Awards granted hereunder, in the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of the Company’s assets or Shares or other securities of the Company, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Shares or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting any member of the Company Group, or the financial statements of any member of the Company Group, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that, in either case, an adjustment is determined by the Committee, in its sole discretion, to be necessary or appropriate, including to prevent the dilution or enlargement of rights granted to, or available for, Participants under the Plan, then the Committee shall make any such adjustments or take any other action in such manner as it may deem equitable, including, without limitation, any or all of the following: adjusting any or all of (A) the number of Shares or other securities of the Company, and/or the number and/or kind of other securities or other property, that may be delivered in respect of Awards, subject to the Minimum Vesting Condition, or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 4 of the Plan) and/or (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company, or the number, class and/or kind of other securities or other property, subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Grant Price with respect to any Award or (3) any applicable performance measures. Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of ASC Topic 718) or any successor rule, the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment provided under this Section 12(a) may provide for the elimination of any fractional share that might otherwise become subject to an Award. Any adjustments, substitution, determination of value or other determination made or action taken by the Committee under this Section 12(a) shall be final, conclusive and binding for all purposes.

(b) Change in Control. Notwithstanding any other provision in the Plan or any Award Agreement to the contrary, the provisions of this Section 12(b) shall apply in the case of a Change in Control.

(i) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards continued or assumed by the surviving entity or acquiring entity in connection with the Change in Control (such surviving entity or acquiring entity, the “Surviving Entity”) (or such entity’s parent company) or otherwise equitably converted, assumed, continued or substituted for in connection with a Change in Control in a manner approved by the Committee or the Board, (x) all outstanding time-vesting Options and Stock Appreciation Rights shall be fully vested and exercisable (it being understood that, in such event, (1) any Option or Stock Appreciation Right having a per Share Exercise Price or Grant Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be cancelled or terminated without any payment or consideration therefor and (2) the vesting of any such Option or Stock Appreciation Right (and, if applicable, the time at which such Awards may be exercised) shall, if determined by the Committee or the Board (contingent upon the consummation of the Change in Control) be accelerated in full to a date prior to the consummation of the Change in Control as the Board or the Committee shall determine (or, if the Board or the Committee does not determine such a date, to the date that is five (5) days prior to the date of the consummation of the Change in Control) and the Committee or the Board may determine that such Awards shall terminate if not exercised prior to the date of the consummation of the Change in Control); (y) all outstanding time-vesting Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Other Cash-Based Awards shall be fully vested; and (z) each outstanding Award that vests based upon the achievement of performance goals during any applicable performance period, as specified by the Committee, shall be deemed to have achieved a level of performance as specified by the Committee in the Award Agreement governing such Award (it being understood that, in such event, (1) any such Awards that do not vest based on the foregoing may be cancelled or terminated without any payment or consideration therefor and (2) the vesting of any such Option or Stock Appreciation Right (and, if applicable, the time at which such Awards may be exercised) shall, if determined by the Committee or the Board (contingent upon the consummation of the Change in Control) be accelerated in full to a date prior to the consummation of the Change in Control as the Board or the Committee shall determine (or, if the Board or the Committee does not determine such a date, to the date that is five (5) days prior to the date of the consummation of the Change in Control) and the Committee or the Board may determine that such Awards shall terminate if not exercised prior to the date of the consummation of the Change in Control).

(ii) Awards Assumed or Substituted by Surviving Entity. With respect any Awards continued or assumed by the Surviving Entity (or such entity’s parent company) in connection with the Change in Control or otherwise equitably converted, assumed, continued or substituted in connection with a Change in Control in a manner approved by the Committee or the Board, if during the one (1) year period following the consummation of the Change in Control, a Participant’s employment or service is terminated (A) by any member of the Company Group without Cause or (B) by the Participant for Good Reason, then (x) the Participant’s outstanding time-vested Options and Stock Appreciation Rights shall be fully exercisable and vested; (y) all outstanding time-vested Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Other Cash-Based Awards shall be fully vested; and (z) each outstanding Award that vests based upon the achievement of performance goals during any applicable performance period, as specified by the Committee, shall be deemed to have achieved a level of performance as specified by the Committee in the Award Agreement governing such Award and shall vest at such level (it being understood that, in such event, any such Awards that do not vest based on the foregoing may be cancelled or terminated without any payment or consideration therefor).

13. Amendment and Termination

(a) Plan Amendment and Termination. At any time, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof and the Committee may amend the Plan or any portion thereof; provided, that, except as provided in Section 12(a) of the Plan, no amendment, alteration, suspension, discontinuance or termination will be effective unless approved by the shareholders of the Company to the extent that shareholder approval is necessary to satisfy any applicable law or regulation or any listing requirements of a national securities exchange and no amendment, alteration, suspension, discontinuance or termination may materially and adversely impair rights of a Participant under any Award granted before the amendment, alteration, suspension, discontinuance or termination unless the Participant consents or unless such amendment, alteration, suspension, discontinuance or termination is required in order for the Company, the Plan, the Award Agreement or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to eliminate Section 6(j) or Section 8(e) or the Minimum Vesting Condition, in each case, without shareholder approval.

(b) Award Amendment. The Committee at any time may amend the terms of any one or more Awards or Award Agreements or terminate any Award or Award Agreement; provided, that, except as provided in Section 12(a) of the Plan, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law or regulation or any listing requirements of a national securities exchange and no amendment or termination may materially and adversely impair rights of a Participant under any Award or Award Agreement granted before the amendment unless the Participant consents or unless such amendment is required in order for the Company, the Plan, the Award Agreement or the Award to satisfy any applicable law or regulation

14. General Provisions

(a) Shareholder Rights. Except as otherwise provided in the Plan or as otherwise provided in an Award Agreement, no Participant will be considered the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, under its terms.

(b) No Guarantee of Continued Employment or Service. Nothing in the Plan or any Award Agreement will (i) confer on any Participant any right to continue to be in the service of or employed by any member of the Company Group in any capacity or (ii) affect the right of any member of the Company Group to terminate the employment or service of any Participant with any member of the Company Group at any time for any reason.

(c) Leaves of Absence/Transfer Between Locations. Except as otherwise provided by the Company in an Award Agreement or otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an employee of any member of the Company Group for purposes of this Plan and any Awards granted hereunder in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between any members of the Company Group. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.

(d) No Claim to Awards; Effect of Plan. Neither the adoption of the Plan nor any action of the Board or the Committee may be deemed to give any employee of any member of the Company Group or any other Person any right to be granted an Award or any other rights, or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or Beneficiaries of Awards. The terms, conditions and restrictions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. The existence of the Plan and the Awards granted hereunder does not affect in any way the right of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or preferred shares ahead of or affecting the Shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(e) Non-Transferability.

(i) Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be sold, pledged, assigned, hypothecated, transferred or disposed of by a Participant in any manner other than by will or by the laws of descent and distribution and any such purported sale, pledge, assignment, hypothecation, transfer or disposition shall be void and unenforceable against the Company Group; provided, that, the designation of a Beneficiary shall not constitute a sale, pledge, assignment, hypothecation, transfer or disposition.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant or the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that, the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, any member of the Company Group under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Permitted Transferee and the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(f) Tax Withholding. Prior to or at the time of, and, as a condition to, the grant, exercise, vesting, settlement or otherwise, as applicable, of any Award hereunder, a Participant shall be required to satisfy any federal, state, local and non-U.S. income, employment and any other applicable taxes that are statutorily required to be withheld in respect of an Award, which requirement may be satisfied by any of the following means (in addition to any member of the Company Group’s right to elect, in its sole discretion, to withhold from any cash compensation or other amounts owing to a Participant by any member of the Company Group to the extent permitted by applicable law) or by a combination of such means (including any member of the Company Group’s right to elect, in its sole discretion, to withhold from any cash compensation or other amounts owing to a Participant by any member of the Company Group to the extent permitted by applicable law): (i) cash payment (including by tendering a cash payment by check or wire transfer to the applicable member of the Company Group) in an amount equal to such tax withholding liability; (ii) solely to the extent permitted by the Committee in its sole discretion, authorizing the Company to withhold a number of Shares from the Shares otherwise issuable or deliverable to or that would otherwise be retained by the Participant as upon the grant, exercise, vesting, or settlement or otherwise of the Award, as applicable, the aggregate Fair Market Value of which does not exceed the applicable statutorily required withholding liability (or portion thereof), and in which case the Award will be surrendered and cancelled with respect to the number of Shares retained by the Company; (iii) solely to the extent permitted by the Committee in its sole discretion, delivering (by actual delivery or by attestation) to the Company of previously acquired Shares, duly endorsed for transfer to the Company, with an aggregate Fair Market Value on the date of delivery equal to the aggregate tax withholding obligation; provided, that, such Shares are not subject to any pledge or other security interest and have been held by the Participant and vested for at least six (6) months (or such other period of time as established from time to time by the

Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); or (iv) by a combination of any such methods. For the avoidance of doubt, unless the foregoing tax withholding obligations are satisfied, the Company shall have no obligation to grant, vest, settle, issue or deliver such Award or Shares, as applicable.

(g) Section 409A of the Code.

(i) This Plan and Awards made under this Plan are intended to comply with or be exempt from Section 409A of the Code, and shall be construed and interpreted in a manner consistent with such intent. Notwithstanding the foregoing, the Company does not guarantee that any payment under the Plan, any Award or Award Agreement hereunder complies with or is exempt from Section 409A of the Code, and neither any member of the Company Group, nor their respective executives, members, partners, directors, officers, or Affiliates shall have any liability with respect to any failure of any payments or benefits under the Plan, any Award or any Award Agreement hereunder to comply with or be exempt from Section 409A of the Code. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in this Plan or any Award Agreement to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award. In no event may any Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan or any Award Agreement hereunder which constitutes a “deferral of compensation” within the meaning of Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan and any Award hereunder (including any taxes and penalties under Section 409A of the Code).

(ii) Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that constitutes a “deferral of compensation” within the meaning of Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6)-month delay, all such delayed payments will be paid in a single lump sum (without interest) on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) With respect to any Award that constitutes a “deferral of compensation” within the meaning of Section 409A of the Code, references in the Plan or any Award Agreement to “termination of service,” “termination of employment” and “termination of the Participant’s service” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(h) Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board or the Committee from adopting other or additional compensation arrangements, including, without limitation, the granting of equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or required by applicable law.

(i) Other Agreements. The Committee may require, as a condition to the grant, exercise of, settlement of and/or the receipt of Shares under an Award, that the Participant execute lock-up or other agreements, as it may determine in its sole and absolute discretion.

(j) Government and Other Regulations

(i) The Company’s obligation to settle Awards in Shares or other consideration is subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company will be under no obligation to offer to sell or to sell, and is prohibited from offering to sell or selling, any Shares under an Award unless the Shares have been properly registered for sale under the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company (if the Company has requested such an opinion), that the Shares may be offered or sold without registration pursuant to an available exemption therefrom and the terms and conditions of that exemption and of all applicable state securities laws have been fully complied with. The Company will be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Committee is authorized to provide that all certificates or book entries for Shares or other securities of any member of the Company Group delivered under the Plan will be subject to such stop transfer orders and other restrictions as the Committee may consider advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, securities exchange or inter-dealer quotation system on which the Shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to, at any time, add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion considers necessary or advisable in order that the Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions, blockage or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company will, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, pay to the Participant an amount equal to the excess of (1) the aggregate Fair Market Value of the Shares subject to the Award or portion thereof cancelled (determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over (2) the aggregate Exercise Price or Grant Price (in the case of an Option or Stock Appreciation Right, respectively) or any amount payable as a condition of delivery of Shares (in the case of any other Award). The amount payable will be delivered to the Participant as soon as practicable following the cancellation of the Award or portion thereof.

(k) Clawback; Forfeiture/Repayment. Notwithstanding anything to the contrary contained herein or in any Award Agreement, all Awards granted under this Plan will be subject to recoupment, cancellation, reduction, or forfeiture in accordance with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time and/or (ii) any clawback, forfeiture or other similar policy that the Company is required to adopt pursuant to the listing standards of any securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, rule or regulation. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to promptly repay any such excess amount to the Company.

(l) Detrimental Activity. Notwithstanding anything to the contrary contained herein or in any Award Agreement, if a Participant has engaged in or engages in any Detrimental Activity, as determined by the Committee in consultation with the Chief Executive Officer of the Company, the Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such Participant’s outstanding Awards; and/or (ii) forfeiture by the Participant of any gain or amount realized and/or payment made on or in connection with the grant, settlement, vesting and/or exercise of Awards, and repayment of any such gain, amount or payment promptly to the Company.

(m) Reliance on Reports. Each member of the Committee or the Board will be fully justified in acting or failing to act, as the case may be, and will not be liable for having so acted or failed to act in good faith, in reliance on any report made by the independent public accountant of the Company Group or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, including any compensation consultant, other than himself or herself.

(n) Designation of Beneficiary. At the time a Participant receives an Award under the Plan, or at any later date, the Participant may designate on a form satisfactory to the Company one or more Beneficiaries to receive any outstanding Award or Awards or the benefits or proceeds of any outstanding Award or Awards that exist or become payable upon the death of the Participant (“Beneficiary Designation”). The Participant may provide different Beneficiary Designations for different Awards and may change any such Beneficiary Designation at any time prior to the Participant’s death upon written notice to the Company in the form of a new Beneficiary Designation. If no Beneficiary Designation is filed by a Participant, or in the absence of a valid Beneficiary Designation, the Participant’s Beneficiary will be deemed to be the Participant’s surviving spouse, or if the Participant is unmarried at the time of death, the Award or the benefits or proceeds of the Award will go to the Participant’s estate to be transferred by will or by the laws of descent and distribution or the trustee of a testamentary or inter vivos trust if one exists.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. Nothing contained in the Plan or any Award gives any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

(p) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

(r) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or outstanding Awards with respect to such Participants, or create sub-plans, in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such Participants or any member of the Company Group.

(t) Data Privacy(u) . As a condition for receiving any Award under the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 14(t) by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each

Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 14(t) in writing, without cost, by contacting the local human resources representative. Notwithstanding anything to the contrary contained herein or in any Award Agreement, to the extent permitted by applicable law, the Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s sole discretion, the Participant may be required to forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 14(t). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

(u) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(v) Prohibition on Executive Officer Loans. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, no Participant who is a director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan, directly or indirectly, from the Company or a loan arranged, directly or indirectly, by the Company in violation of Section 13(k) of the Exchange Act.

15. Shareholder Approval; Effective Date and Term of Plan. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Compensation Committee of the Board. Such shareholder approval will be obtained in the manner and to the degree required under any applicable laws or any national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted. Subject to the foregoing, the Plan will become effective upon the Effective Date. Unless sooner terminated under Section 13(a) of the Plan, the expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the date the Plan is adopted by the Compensation Committee of the Board (or, if earlier, the tenth (10th) anniversary of the date that shareholder approval of the Plan is obtained); provided, however, that, such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

16. Choice of Law; Venue. The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of law rules. For any court action brought by the Company or any Participant with respect to this Plan, the parties consent to the exclusive jurisdiction of the state and federal courts in the State of Delaware; agree to exclusive venue in the state or federal courts in the State of Delaware; and waive any claim that such jurisdiction or venue is an inconvenient or inappropriate forum.